                                                                     EXHIBIT 11
                        EARNINGS PER SHARE CALCULATION


PRIMARY & FULLY DILUTED EARNINGS PER SHARE:



                                                            YEAR ENDED              YEAR ENDED
                                                        DECEMBER 31, 1996       DECEMBER 31, 1995
                                                        -----------------       -----------------
                                                          (In Thousands, Except Per Share Data)
Net(Loss) Income Before Cumulative Effect of
  Change in Accounting Principle                        $     (25,028)          $       3,004
Cumulative Effect of Change in Accounting Principle     $      (2,583)          $         -
                                                        -------------           -------------
Net(Loss) Income                                        $     (27,611)          $       3,004
                                                        =============           =============

Weighted average shares outstanding                            25,087                   9,904
Common stock equivalents outstanding                              -   (b)                 377(a)
                                                        -------------           -------------
                                                               25,087                  10,281
                                                        =============           =============

PER SHARE DATA:
Net(Loss) Income Before Cumulative Effect of
  Change in Accounting Principle                        $       (1.00)          $        0.29
Cumulative Effect of Change in Accounting Principle     $       (0.10)                    -
                                                        -------------           -------------
                                                        $       (1.10)          $        0.29
                                                        =============           =============


(a)Common stock equivalents outstanding includes the dilutive effect of all outstanding stock options calculated using the average stock price for each period under the treasury stock method

(b)Excludes 879,123 common stock equivalents(as calculated under the treasury stock method) for the year ended December 31, 1996 as inclusion of such equivalents would have an anti-dilutive effect on earnings per share for that period.